BYLAWS OF

AGEX THERAPEUTICS, INC.

ARTICLE I

Offices

Section 1. Principal Office. Offices may be established and maintained at such place or places, either within or without the State of Delaware, as the Board of Directors may from time to time designate. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or without the State of Delaware. If the principal executive office is located outside the State of Delaware, and the corporation has one or more business offices in the State of Delaware, the Board of Directors shall fix and designate a principal business office in the State of Delaware.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors may designate. If no designation is made, the meeting shall be held at the principal executive office of the corporation.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held once each year on a date and time designated by the Board of Directors, but in any event not less frequently than once every 13 months. At each annual meeting, directors shall be elected to serve during the ensuing year and until their successors are elected and qualified; reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 2. For business to be properly brought before an annual meeting by a stockholder (a “Proposing Stockholder”), the Proposing Stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a Proposing Stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation not less one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. A Proposing Stockholder’s notice to the Secretary shall set forth as to each matter such Proposing Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business, including the text of any resolutions proposed for consideration, (iii) the name and address, as they appear on the corporation’s books, of the Proposing Stockholder, (iv) the class, series, and number of shares of the corporation’s capital stock that are “beneficially owned” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by such Proposing Stockholder, (v) any material interest of the Proposing Stockholder in such business or proposal, (vi) a reasonably detailed description of all agreements, arrangements and understandings between the Proposing Stockholder and any other stockholder of the corporation or any other person or entity, including the name and address of each other stockholder or other person or entity, in connection with the proposal of such business by such stockholder, and (vii) any other information relating to such Proposing Stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act. For purposes of this Section 2, the term “Proposing Stockholder” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) any “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

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A Proposing Stockholder shall update and supplement their notice of intent to bring business before the meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement of the meeting. Each such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than (i) five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and (ii) not later than eight (8) business days prior to the date for the meeting in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement of the meeting; provided that if it is not practicable for the Proposing Stockholder to provide the required update or supplement within by such eight (8) business day deadline prior to any adjournment or postponement of the meeting, then the update or supplement must be delivered to the Secretary of the corporation on the first practicable date prior to the date to which the meeting has been adjourned or postponed.

Notwithstanding anything in these by-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 2. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, a majority of the directors then in office even if less than a quorum of the authorized number of directors, or by one or more stockholders entitled to cast not less than 10% of the votes eligible to the cast at that meeting.

Upon request in writing to the Chairman of the Board, the President, or the Secretary, specifying the general nature of the business proposed to be transacted, sent by certified mail or telegraphic or other electronic facsimile transmission or delivered to such officer in person, by any person or persons entitled to call a special meeting of stockholders, it shall be the duty of such officer forthwith to cause notice to be given to the stockholders entitled to vote that a meeting will be held on a date requested by the person or persons calling the meeting; provided, that the date of the meeting requested by such person or persons calling the meeting shall be not less than 10 nor more than 60 days after the receipt of such request.

Section 4. Notice of Stockholders’ Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 nor more than 60 days before the date of the meeting. The notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

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Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic, electronic or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic, electronic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or electronic transmission.

If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of 1 year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting shall be executed by the Secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting, annual or special, shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

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Section 7. Adjourned Meeting and Notice Thereof. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum at the commencement of the meeting, or if no quorum can be subsequently raised, no other business may be transacted at such meeting.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than thirty (30) days from the date set for the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 8. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Section 217 of the Delaware General Corporation Law (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The stockholders’ vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun if there are any nominees seeking election who have not been nominated by the Board of Directors or a committee of the Board of Directors. On any matter other than the election of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remainder shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by Delaware General Corporation Law or by the certificate of incorporation.

Section 9. Consent of Absentees. The transactions of any meeting of stockholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 10. Stockholder Action by Written Consent Without a Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder’s proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares to authorize the proposed action have been filed with the Secretary.

If corporate action is taken without a meeting by less than unanimous written consent of stockholders, the Secretary shall give prompt notice of the taking of the corporate action to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in Delaware General Corporation Law Section 228(c).

Section 11. Record Date for Stockholder Notice, Voting, and Giving Consents. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting or action, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Delaware General Corporation Law.

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If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the first date on which the written consent is delivered to the corporation, or (ii) when prior action of the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action.

Section 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted, provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided for in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

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Section 13. Inspectors of Election. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a) Ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting, and the validity of proxies and ballots;

(b) Count and tabulate all votes and ballots;

(c) Determine and retain for a reasonable period a record of the disposition of any all challenges; and

(d) Certify the inspectors’ determination of the number of shares represented at the meeting, and the inspectors’ count of all votes and ballots.

ARTICLE III

Directors

Section 1. Powers. Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2. Number and Qualification of Directors. The authorized number of directors shall be not less than three (3) and the exact number of directors shall be fixed by approval of the board of directors.

Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. All directors shall hold office until their respective successors are elected, or until death, resignation or removal.

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Section 4. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, the increase in the number of directors authorized, or if the Court of Chancery has removed a director for conviction of a felony, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at some future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5. Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board of Directors shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at a principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

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Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders. Other regular meetings may be held without call or notice at such time and place as may be fixed by the Board of Directors from time to time.

Section 7. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or the Secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or electronic transmission, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or electronic transmission, it shall be delivered personally or by telephone or by electronic transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 8. Action Without Meeting. Any action by the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or such committee shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 9. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 144 of the Delaware General Corporation Law (as to approval of contracts or transactions in which a director has a financial interest), and Section 145 of the Delaware General Corporation Law (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

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Section 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for less than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Notice under this Section 12 shall be given in the manner specified in Section 7 of this Article III, except that the time for notice shall be no later than twenty-four (24) hours before the holding of the adjourned meeting.

Section 13. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 14. Removal of Directors. The entire Board of Directors or any individual director may be removed as provided by the Delaware General Corporation Law.

Section 15. Conduct of Meetings. Directors’ meetings shall be presided over by the Chairman of the Board, or, in the absence of the Chairman of the Board, by the President, or in the absence of both such officers, by a director chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meetings of the Board of Directors. In case the Secretary shall be absent from any meeting, the presiding officer may appoint any person to act as secretary of the meeting.

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ARTICLE IV

Committees

Section 1. Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to any committee charter or resolution of the Board of Directors establishing the qualification of members of any committee, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 5 (place of meetings), 6 (regular meetings), 7 (special meetings and notice), 8 (action without meeting), 9 (quorum), 10 (waiver of notice), 11 (adjournment), and 12 (notice of adjournment), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

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ARTICLE V

Officers

Section 1. Designation. The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment approved by the Board of Directors.

Section 3. Subordinate Officers, etc. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation. Subject to his or her rights, if any, under any contract of employment, any officer may be removed, either with or without cause by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

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Section 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no President, the Chairman of the Board shall, if so authorized by a resolution of the Board of Directors, in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President, who may be designated as the Chief Executive Officer, shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or, if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the executive committee, if any. The President may sign and execute, in the name of the corporation, deeds, mortgages, bonds, notes, contracts and other instruments authorized by the Board of Directors, and, in general, shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws, and the President, or the Chairman of the Board if authorized to act as chief executive officer.

Section 9. Secretary. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

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The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses, the number and classes of shares of stock held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give notice, or cause notice to be given, of all the meetings of the stockholders and of the Board of Directors of Directors as law or the bylaws require notice to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

Section 10. Chief Financial Officer. The Chief Financial Officer, who may be designated as the Treasurer, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and capital stock.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors to which such authority has been delegated by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

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ARTICLE VI

Indemnification of Directors, Officers, Employees, and Other Agents

Section 1. Agents, Proceedings, and Expenses. For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees, judgments, fines, amounts reasonably paid, and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

Section 2. Actions Other Than by the Corporation. This corporation shall, to the maximum extent permitted by the Delaware General Corporation Law, indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct of was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that his conduct was unlawful.

Section 3. Actions by the Corporation. This corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best or not opposed to the interests of this corporation. No indemnification shall be made under this Section 3 in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person’s duty to this corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine.

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Section 4. Successful Defense by Agent. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Approval. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

(a) A majority vote of directors who are not parties to the proceeding, even though less than a quorum; or

(b) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(c) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(d) Approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote.

Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 7. Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

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Section 8. Limitations. No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the articles, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. Insurance. Upon a determination by the Board of Directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article.

Section 10. Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

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ARTICLE VII

Records and Reports

Section 1. Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number, class, and series of shares of stock held by each stockholder.

A stockholder of the corporation in person or by attorney or agent may (i) inspect and copy the records of stockholders’ names and addresses and shareholdings during usual business hours on 5 days prior written demand on the corporation, and (ii) examine a complete list of the stockholders entitled to vote at the meeting for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.

Section 2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or, if its principal executive office is not in the State of Delaware, at its principal office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of the bylaws as amended to date.

Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a stockholder. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation, to the extent such records are within the corporation’s control or the corporation can obtain such records through exercise of its control.

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Section 4. Inspection by Directors. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director.

Section 5. Annual Statement of General Information. In compliance with Section 1502 of the Delaware General Corporation Law, the corporation shall annually file with the Secretary of State of the State of Delaware, on the prescribed form, setting forth: (1) the location of its registered office in this State, stated with the degree of particularity required by § 102(a)(2) of this Title 8 of the Delaware Code; (2) the name of the agent upon whom service of process against the corporation may be served; (3) the location (city, town, street and number of same, if number there be) of the principal place of business of the corporation; (4) the names and addresses of all the directors as of the filing date of the report and the name and address of the officer who signs the report; (5) the number of shares and the par value per share of each class of capital stock having a par value and the number of shares of each class of stock without par value which the corporation is authorized to issue; and (6) such additional information, schedules and attachments as the Secretary shall require to ascertain the franchise tax due to the State.

ARTICLE VIII

General Corporate Matters

Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Delaware General Corporation Law.

If the Board of Directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution.

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Section 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3. Corporation Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4. Stock Certificates. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any of the shares are fully paid, or the Board of Directors may authorize the issuance of stock certificates as partly paid provided that such certificates shall state the amount of the consideration to be paid for them and the amount paid. All stock certificates shall be signed in the name of the corporation by the Chairman of the Board, or Vice Chairman of the Board, or the President, or a Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of stock owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5. Lost Certificates. Except as provided in this Section 5, no new stock certificates shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any stock certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors may require, including provision for indemnification of the corporation, including provision for security of such indemnification obligation by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

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Section 6. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all stock or other voting securities of any other corporation or business entity, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote on behalf of or represent the corporation in any other corporation or other business entity may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the use of the masculine includes the feminine and neuter, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

Amendments

Section 1. Amendment by Stockholders. Subject to the provisions of the certificate of incorporation, these by-laws may be altered, amended or repealed by a majority of the voting power of the shares represented and entitled to vote.

Section 2. Amendment by Directors. Subject to the Delaware General Corporation Law, the certificate of incorporation and these by-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

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